As filed with the Securities and Exchange Commission on May 15, 2003

                                                            File No.____________

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                               ATLAS MINERALS INC.
             (Exact name of registrant as specified in its charter)

           Colorado                                      84-1533604
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

            Suite 205, 10920 West Alameda Avenue, Lakewood, CO 80226 (Address of principal executive offices, including zip code)


                        ADVISORY AND CONSULTING AGREEMENT
                            (Full title of the plan)


                                 GERALD E. DAVIS
                      President and Chief Financial Officer
            Suite 205, 10920 West Alameda Avenue, Lakewood, CO 80226
                                 (303) 306-0823
 (Name, address and telephone number, including area code, of agent for service)
                                 ---------------

                                   Copies to:
                              Nathan L. Stone, Esq.
                               Jackson Kelly, PLLC
                          1099 18th Street, Suite 2150
                                Denver, CO 80202
                                 (303) 390-0003
                              (303) 390-0177 (Fax)
                                 ---------------


                                          CALCULATION OF REGISTRATION FEE

======================================================= =============== ============= ============== =============
                                                                          Proposed
                                                                          Maximum       Proposed
               Title of Securities to Be Registered                       Offering       Maximum      Amount of
                                                         Amount to Be      Price        Aggregate    Registration
                                                          Registered     Per Share      Offering         Fee
                                                                                          Price
------------------------------------------------------- --------------- ------------- -------------- -------------
Common Stock, $.01 par value per share, authorized
for issuance under the plan:                              50,000 (1)     $    0.18 (2) $   9,000     $    0.83
------------------------------------------------------- --------------- ------------- -------------- -------------
(1)  Represents  50,000  shares  of  Common  Stock,  $.01 par value per  share,  to be issued to a  consultant,  as compensation for services rendered.
(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities
     Act of 1933, as amended.  The calculation of the  registration  fee is based on a per share price of $0.18 per share,  which was the average of the high and low sales prices for the Common Stock of the Registrant on April
     30, 2003 as reported for that date on the OTC Bulletin Board.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION

The Registrant is offering shares of its Common Stock, $.01 par value per share, to a consultant for consulting and advisory services performed on the Registrant's behalf. This issuance of shares is being made pursuant to a Consulting Agreement between the Registrant and Consultant dated and effective as of February 16, 2000 (the "Plan"). The Registrant has equated the number of shares of Common Stock to be issued pursuant to the Plan to the value of the advisory or consulting services provided or to be provided by the Consultant. The shares of Common Stock issued hereunder to the Consultant, who is not an affiliate of the Registrant as defined in Rule 405 of the Securities Act, will not be subject to any resale restrictions. The Plan is not qualified under ERISA.

The consulting or advisory services for which these shares are being issued are not in connection with any offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the securities of the Registrant.

The Plan is not qualified under Section 401(a) of the Internal Revenue Code. The Consultant, therefore, will be deemed to recognize ordinary income during the taxable year in which the first of the following events occurs: (a) the shares become freely transferable; or (b) the shares cease to be subject to a substantial risk of forfeiture. Accordingly, the Consultant will receive compensation taxable at ordinary rates equal to the fiar market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer in existence on the date. The Consultant is urged to consult his tax advisor on this matter. The amount of income recognized by the Consultant hereunder will be an expense deductible by the Registrant for federal income tax purposes in the taxable year of the Registrant in which the Consultant recognizes income.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The Consultant shall be provided a written statement advising him of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II of the registration statement, and stating that these duments are incorporated by reference in the Section 10(a) prospectus. The statement also shall indicate the availability without charge, upon written or oral request, of other documents required to be delivered to employees pursuant to Rule 428(b). The statement shall include the address (giving title or department) and telephone number to which the request is to be directed.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration
Statement:

     (a) The Registrant's Annual Report on Form 10-KSB filed on March 28, 2003, for the fiscal year ended December 31, 2002;

     (b) The description of the Registrant's Common Stock contained in the Registration Statement on Form 10, including any amendments or reports filed for the purpose of updating such description;

     (c) The Registrant's Quarterly Report on Form 10-QSB filed on May 13, 2003, for the quarterly period ended March 31, 2003; and

     (d) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-KSB referenced above.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Atlas Minerals Inc. (formerly Atlas Corporation) is principally engaged in the exploration, development and exploitation of mineral properties and is actively in the process of identifying new acquisition opportunities in the natural resource sector. Throughout this document, use of the term "Registrant," "Company," "Reorganized Company," or "Atlas" refers to Atlas Minerals Inc. and its subsidiaries from and after December 11, 1999. Use of the term "Predecessor Entity" refers to Atlas Corporation and its subsidiaries prior to December 11, 1999.

     The Registrant was incorporated under the laws of the State of Colorado on February 3, 2000.

     The Registrant's Articles of Incorporation provide for indemnification of directors to the full extent permitted by Colorado Law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Registrant and its shareholders for monetary damages for certain breaches of fiduciary duty and the duty of care. Such indemnification may be available for liabilities arising in connection with this offering. Insofar as indemnification for liabilities under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Pursuant to its Articles of Incorporation, the Registrant may indemnify its officers, employees, agents and other persons to the fullest extent permitted by Colorado Law. The Registrant has entered into indemnification agreements with its directors and executive officers pursuant to which the Registrant has agreed to indemnify such persons in certain circumstances.

     The Registrant's Bylaws also provide that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, partner, trustee, employee, fiduciary or agent of the Registrant, or who, while a director, officer, partner, trustee, employee, fiduciary or agent, is or was serving as a director, officer, partner, trustee, employee, fiduciary or agent of one of the Registrant's subsidiaries or, at the request of the Registrant, of any other organization, against any liability asserted against such person or incurred by such person in any such capacity, whether the Registrant would have the power to indemnify such person against such liability under Colorado Law. The Registrant intends to purchase and maintain insurance on behalf of all of its directors and executive officers.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

Item 8.      EXHIBITS

Exhibit
Number                          Description
--------------------------------------------------------------------------------
  4.1   Consulting Agreement between the Registrant and Roger P. Walsh

  5.1 Jackson Kelly PLLC regarding legality of the Common Stock being registered

 23.1 Consent of Horwath Gelfond Hochstadt Pangburn, P.C., Independent Certified Public Accountants

 23.2   Consent of Jackson Kelly PLLC (included in opinion filed as Exhibit 5.1)

 23.3 Acknowledgement of Horwath Gelfond Hochstadt Pangburn, P.C., Independent Certified Public Accountants

 24.1   Power of Attorney (see signature page)

Item 9.  UNDERTAKINGS

A.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado, on the 29th day of April 2003.

                                ATLAS MINERALS INC.

                                By:    /s/ Gerald E. Davis
                                    --------------------------------------------
                                       Gerald E. Davis
                                       President and Chief Financial Officer



                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes Gerald E. Davis and H.R. Shipes, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 29th day of April 2003.

         Signature                            Title


      /s/ H.R. Shipes         Chairman, Chief Executive Officer and Secretary
----------------------------- (Principal Executive Officer)
        H.R. Shipes


    /s/ Gerald E. Davis       President and Chief Financial Officer (Principal
----------------------------- Financial and Accounting Officer)
      Gerald E. Davis


      /s/ Douglas Cook        Director
-----------------------------
        Douglas Cook


     /s/ Robert Miller        Director
-----------------------------
       Robert Miller


   /s/ David A. Groshoff      Director
-----------------------------
     David A. Groshoff

 Exhibit
  Number                           Description
--------------------------------------------------------------------------------
   4.1    Consulting Agreement between the Registrant and Roger P. Walsh

   5.1 Opinion of Jackson Kelly PLLC regarding legality of the Common Stock being registered

  23.1 Consent of Horwath Gelfond Hochstadt Pangburn, P.C., Independent Certified Public Accountants

  23.2    Consent of Jackson Kelly PLLC (included in opinion filed as Exhibit
          5.1)

  23.3 Acknowledgement of Horwath Gelfond Hochstadt Pangburn, P.C., Independent Certified Public Accountants

  24.1    Power of Attorney (see signature page)